Exhibit 10.2

TIVO, INC.

2008 EQUITY INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

TiVo, Inc., a Delaware corporation (the “Company”), pursuant to its 2008 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.01 (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Grant Recipient:	«First_Name» «Last_Name»
Grant Number:	«NUM»
Date of Grant:	«Date»
Number of Shares Subject to Grant:	«Shares_Granted»
Price (Per Share):	«Price»
Expiration Date:	«Expiration_Date_Period_1»

Vesting Schedule:	«Insert Vesting Schedule»

Type of Option:                 ☐    Incentive Stock Option        ☐    Non-Qualified Stock Option

By clicking on the Acceptance button below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Additionally, by clicking on the Acceptance button below, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy and has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable, each of which is attached to this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator, as defined in the Stock Option Agreement, upon any questions arising under the Plan or relating to the Option.

By:	/s/ Thomas S. Rogers
Signature
Title:	President & CEO

Date: «Option_Date»_________

EXHIBIT A

TIVO, INC. STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, TiVo, Inc., a Delaware corporation (the “Company”), has granted to the Participant an option under the Company’s 2008 Equity Incentive Award Plan, as amended from time to time (the “Plan”), to purchase the number of shares of Stock indicated in the Grant Notice.

I. GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the Plan in accordance with Article 13 of the Plan; provided that if the Participant is an Independent Director, “Administrator” shall mean the Board.

(b) “Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(c) “Termination of Directorship” shall mean the time when the Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

(d) “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, if this Option is an Incentive Stock Option, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Internal Revenue Code and the then applicable regulations and revenue rulings under said Section.

(e) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

II. GRANT OF OPTION

2.1 Grant of Option. In consideration of the Participant’s continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 12 of the Plan. Unless designated as an Incentive Stock Option in the Grant Notice, the Option shall be a Non-Qualified Stock Option.

2.2 Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

III. PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.2, 3.3, 5.10 and 5.12 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice. Vesting and exercise rights cease upon termination of Continuous Service, as defined in Section 2.10 of the Plan, except in the case of death (subject to a one year limitation) or disability. Typically, options vest at a rate of 1/48th per month over the first four years of the seven-year option term and options granted to newly hired employees typically vest 25% on the first anniversary of employment, followed by a rate of 1/36th per month for the following three years. However, the Grant Notice sets forth the specific vesting and exercise provisions for the Option.

(b) No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

Notwithstanding anything in this Section 3.1, pursuant to Section 12.2 of the Plan, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then at least ten days prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The Expiration Date set forth in the Grant Notice, which shall in no event be more than seven (7) years from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and the Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five (5) years from the Grant Date;

(c) The expiration of three (3) months from the date of the Participant’s Termination of Services, unless such termination occurs by reason of the Participant’s death or Disability; or

(d) The expiration of one (1) year from the date of the Participant’s Termination of Services by reason of the Participant’s death or Disability.

Notwithstanding anything in Sections 3.3(c) and (d) of this agreement to the contrary, in the event the vested portion of this Option is not exercisable on the date of Participant’s Termination of Service because shares of Stock cannot be issued pursuant to Section 4.5(a), (b) or (c) hereof, then the Participant shall be able to exercise this Option, to the extent vested, through the earlier of (i) the time period set forth in Section 3.3(a) hereof or (ii) the later of (X) the time period set forth in Section 3.3(c) or (d) hereof, as applicable, or (Y) the end of the thirty-day period, or such other period of time as determined by the Administrator, in its sole discretion, measured from the first date the Administrator determines that shares of Stock can again be issued upon exercise of this Option in accordance with Sections 4.5(a), (b) and (c) hereof.

3.4 Special Tax Consequences. The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. The Participant also acknowledges that an Incentive Stock Option exercised more than three months after the Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

IV. EXERCISE OF OPTION

4.1 Person Eligible to Exercise. During the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased the Participant’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) An Exercise Notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;

(c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law rule, or regulation; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) Cash or check, provided that at the time of exercise the Company’s common stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or

(b) Shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, provided that at the time of exercise the Company’s common stock is publicly traded and quoted regularly in The Wall Street Journal.

4.5 Conditions to Delivery of Stock. Subject to Article 3 of the Plan, the shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 12.1 of the Plan.

V. OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2 Whole Shares. The Option may only be exercised for whole shares of Stock.

5.3 Option Not Transferable. Subject to Section 4.1 hereof, your Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or be subject to any lien, obligation, or liability of the Participant to any other party other than the Company or a Subsidiary. Additionally, The Option may not be assigned, transferred or otherwise disposed of by the Participant other than (i) by will or the laws of descent and distribution, (ii) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), and (iii) by gift, in a form accepted by the Company, to your “immediate family” as that term is defined in 17 C.F.R. 240.16(a)-1(e), unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. The term “immediate family” is defined in 17 C.F.R. 240.16a-1(e) to mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding two sentences.

5.4 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.5 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Article 12 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.

5.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.l hereof by written notice under this Section 5.6. Notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

5.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8 Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.9 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Option in any material way without the prior written consent of the Participant.

5.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.12 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Stock or (b) within one year after the transfer of such shares of Stock to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.14 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

5.15 Effect of Written Modifying Agreements. Notwithstanding any other provision of the Plan or this Agreement, if Participant is party to any written agreement between Participant and the Company executed prior to, concurrent with, or subsequent to this Agreement, including but not limited to, an employment agreement or change in control agreement (“Modifying Agreement”), and such Modifying Agreement purports to supersede the vesting, timing or distribution provisions of this Agreement, then the Modifying Agreement shall supersede the terms and conditions of this Agreement with respect to such vesting, timing or distribution provisions.

5.16 Entire Agreement. Subject to Section 5.14 of this Agreement, the Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.17 Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

5.18 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.